Security Devices International Partners With Rick Ware Racing in the NASCAR Monster Energy Cup Series to Launch its ‘Byrna™ HD’ Non-Lethal Personal Security Device

Byrna HD™ Photograph

The Byrna™ HD (Home Defense) is a disruptive new non-lethal device aimed at the home defense and personal security markets.

Byrna HD to be Featured in 2018 and 2019 NASCAR Monster Energy Cup Series on Team Rick Ware Racing No. 51 ‘Byrna’ Chevrolet Camaro

WAKEFIELD, Mass., Nov. 01, 2018 (GLOBE NEWSWIRE) -- Security Devices International Inc. (“SDI” or the “Company”) (CSE: SDZ) (OTCQB: SDEV), an emerging non-lethal technology company, has partnered with Rick Ware Racing (“Rick Ware”) to launch its Byrna HD non-lethal personal security device during the 2018 and 2019 NASCAR Monster Energy Cup Series.

The sponsorship marks the first of its kind for SDI and will bring the Byrna HD brand to the NASCAR Cup Series for the first time. Rick Ware’s newly-rebranded #51 ‘Byrna’ Chevrolet Camaro and driver’s racing suit will make its on-track debut this Sunday, November 4th at the “AAA Texas 500” Monster Energy NASCAR Cup Series Race at the Texas Motor Speedway. SDI will be a brand sponsor on Rick Ware Racing race cars for nine race events throughout the remainder of the 2018 season and the kick-off of the 2019 season at the final event of Speedweeks – the Daytona 500.

The Byrna™ HD (Home Defense) is a disruptive new non-lethal device aimed at the home defense and personal security markets. Its patented design, compact size, five-round magazine, laser sight adaptability and point and shoot capabilities make the Byrna a truly effective personal security device offering many of the same features as today’s popular handguns, but with one critical difference – it fires non-lethal rounds which do not result in the loss of human life. Instead, the Byrna delivers a chemical payload that causes an immediate burning sensation in the attacker’s eyes and respiratory system (hence the name -“bur-nah”) thereby Deterring, Disorienting, Disrupting and Delaying an attacker – providing time to escape or call for assistance.

The Byrna HD requires no gun license and has a starting price of just $299. It can be fitted with laser sights or flashlights and fits easily in either an inside the waistband or tactical holster. The Byrna HD was designed for those wanting a way to stop an attacker at standoff distances far beyond what is generally available on the market today, (except with a lethal device) in order to disarm a threat before it escalates out of control and without the need to use deadly force. It’s ease of use and obtainability make it a natural choice for both those homeowners that would never own a gun as well as a must-have add-on to any gun enthusiast’s firearms collection. For more information or to pre-order limited quantities for early 2019 delivery, please visit www.byrna.com.

“We are proud to announce our partnership with Rick Ware Racing to launch our exciting new Byrna HD non-lethal personal security device in the NASCAR Monster Energy Cup Series,” said Bryan Ganz, President of SDI. “We believe our differentiated product is unique in as much as it is the only truly concealable non-lethal personal security device that can stop a threat at a distance. Rick Ware is widely known and universally respected within NASCAR and we believe his support will be instrumental in reaching a wide range of potential customers. We look forward to working closely with Rick and will be announcing product demonstrations featuring the Byrna HD,” concluded Ganz.

“I am truly honored to have the opportunity to work with Bryan and his team to raise awareness around the Byrna HD, which I view as a truly lifesaving product,” added Rick Ware, Owner of Rick Ware Racing. “I personally have many friends who would prefer to have a simple, non-lethal option for self-defense, but find the current market offerings lacking in range or effectiveness. I believe that the Byrna HD fills this gap with a product that is highly effective, completely concealable, yet still affordable to almost everyone. This is a product I can stand behind and am pleased to welcome them to the Rick Ware Racing team as a sponsor,” concluded Ware.

Race events under sponsorship:

NASCAR Monster Energy Cup Series Schedule – Security Devices International Sponsored Events:

AAA Texas 500
Date: November 4th, 2018
Location: Texas Motor Speedway, Fort Worth, TX 76177
Event Website: http://www.texasmotorspeedway.com/tickets/aaa-texas-500-nascar-race-weekend/aaa-texas-500/

Can-Am 500
Date: November 11th, 2018
Location: ISM Raceway, Phoenix, AZ 85338
Event Website: http://www.ismraceway.com/Races/Fall-Race-Weekend.aspx

Ford EcoBoost 400
Date: November 18th, 2018
Location: Homestead-Miami Speedway, Homestead, FL 33035
Event Website: https://www.homesteadmiamispeedway.com/NASCAR-Championships/Ford400.aspx

DAYTONA 500
Date: February 17th, 2019
Location: Daytona International Speedway, Daytona Beach, FL 32114
Event Website: http://www.daytonainternationalspeedway.com/Events/2019/DAYTONA-500/DAYTONA-500.aspx

Folds of Honor-Quick-Trip 500
Date: February 24th, 2019
Location: Atlanta Motor Speedway, Hampton, GA, 30228
Event Website: https://www.atlantamotorspeedway.com/nascar/folds-of-honor-quiktrip-500/

Pennzoil 400
Date: March 3rd, 2019
Location: Las Vegas Motor Speedway, Las Vegas, NV 89115
Event Website: http://www.lvms.com/tickets/nascar/pennzoil-400/

Ticket Guardian 500
Date: March 10th, 2019
Location: ISM Raceway, Phoenix, AZ 85338
Event Website: http://www.ismraceway.com/Races/Spring-Race-Weekend.aspx

Auto Club 400
Date: March 17th, 2019
Location: Auto Club Speedway, Fontana, CA 92335
Event Website: https://www.autoclubspeedway.com/Tickets-and-Events/Events/Auto-Club-400.aspx

STP 500
Date: March 24th, 2019
Location: Martinsville Speedway, Ridgeway, VA 24148
Event Website: http://www.martinsvillespeedway.com/

About NASCAR

The National Association for Stock Car Auto Racing (NASCAR) is an American auto racing sanctioning and operating company that is best known for stock-car racing. Its three largest or National series are Monster Energy NASCAR Cup Series, the Xfinity Series, and the Camping World Truck Series. NASCAR sanctions over 1,500 races at over 100 tracks in 39 US States as well as in Canada, Mexico and Europe and has presented races at the Suzuka and Motegi circuits in Japan, and the Calder Park Thunderdome in Australia. For more information on NASCAR and the Monster Energy NASCAR Cup Series, please click here. NASCAR® and its marks are trademarks of the National Association for Stock Car Auto Racing, Inc.

About Rick Ware Racing

Rick Ware Racing is an American professional stock car racing team which currently competes in the Monster Energy NASCAR Cup Series. The team has competed in NASCAR, the ARCA Racing Series, the WMA Motocross Series, AMA Arenacross, Motocross and Supercross Series, Summer X Games and Rolex Sports Car Series since 2008, and is owned by former driver Rick Ware. Rick Ware Racing made history at Daytona becoming the first Cup Series team in modern era to have two females serve as pit crew members. Brehanna Daniels and Breanna O’Leary changed tires for Ray Black Jr. during his fourth career Cup Series start. For more information on Rick Ware Racing, please click here.

About Security Devices International

Security Devices International, Inc. (CSE: SDZ) (OTCQB: SDEV) is a technology company specializing in the areas of Personal Security Devices, Military, Law Enforcement, Corrections, and Private Security. The Company develops and manufactures innovative, less lethal equipment and munitions. For more information on SDI, please visit the corporate website here or the company’s investor relations site here.

About the Byrna HD Personal Security Device

The Byrna™ HD is a disruptive new non-lethal device aimed at the home defense and personal security markets. Its small size (similar to popular lethal handguns on the market today), ease of obtaining (no gun license required), ease of carry, effectiveness in deterring or stopping an intruder and accessible price point (under $300) should be appealing to both homeowners who want protection, but either don't want the hassle of obtaining a gun license or don't want the risk of having a hand gun in their home, as well as to gun enthusiasts who appreciate a precision piece of equipment and want something in their collection that is both effective and non-lethal.

The Byrna HD comes with multiple easily reloadable magazines that can hold either training rounds, impact rounds or highly effective .68 caliber chemical payload rounds designed to burn an assailant’s eyes and respiratory system upon contact. Accurate up to 60 feet, the Byrna is fitted with a picatinny rail that allows owners to mount either a laser sight or flash light making it easy for novices to fire it accurately. The Byrna HD is ideal for today’s homeowners, boaters, truckers, outdoor enthusiasts and gun enthusiasts around the world. For more information on the Byrna, please click here.

Forward Looking Statement

The information in this news release includes certain information and statements about management’s view and expectations of future events, results, expectations, achievements and performance, including NASCAR events, the company’s NASCAR partnership, and the production, release, and performance of the Byrna HD, and other plans and prospects that constitute forward looking statements. Risks and uncertainties including possible delays in production or product finalization, legal disputes or hurdles, competitors’ activities, unanticipated expenses or financing issues or factors in the exclusive control of NASCAR and Rick Ware may lead the actual events, results, expectations, achievements or performance to differ materially from those anticipated and indicated by these forward-looking statements. Although SDI believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurances that the expectations of any forward-looking statements will prove to be correct. Except as required by law, SDI disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

Investor Relations

MZ North America
Chris Tyson
Managing Director
949-491-8235
SDEV@mzgroup.us